SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                              -------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): October 18, 2000



                         GREENE COUNTY BANCSHARES, INC.
                         ------------------------------
             (Exact name of Registrant as specified in its charter)


           Tennessee                     0-14289              62-1222567
           ---------                     -------              ----------
  (State or Other Jurisdiction        (Commission          (I.R.S. Employer
        of Incorporation)             File Number)        Identification No.)

            100 North Main Street, Greeneville, Tennessee 37743-4992
            --------------------------------------------------------
                    (Address of principal executive offices)


                                 (423) 639-5111
                                 --------------
               Registrant's telephone number, including area code


                                 Not Applicable
                                 --------------
          (Former Name or former address, if changed since last report)

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Item 4.  Changes in Registrant's Certifying Accountant

       On October 18, 2000, PricewaterhouseCoopers LLP was dismissed as the principal accountants and Crowe Chizek and Company LLP were engaged as the principal accountants. The decision to change accountants was approved by the Audit Committee of Greene County Bancshares, Inc.

       The audit reports of PricewaterhouseCoopers LLP on the consolidated financial statements of Greene County Bancshares, Inc. as of and for the years ended December 31, 1999 and 1998, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

      In connection with the audits of the two most recent fiscal years ended December 31, 1999 and 1998, and the subsequent interim period through October 18, 2000, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference thereto in their reports on the financial statements for such years.

      The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated October 23, 2000, is filed as
Exhibit 16 to this Form 8-K.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                      GREENE COUNTY BANCSHARES, INC.


Date:   October 24, 2000              By:   /s/ R. Stan Puckett
                                         --------------------------------------
                                         R. Stan Puckett
                                         President, Chief Executive Officer
                                           and Director
                                         (Duly Authorized Representative)

EXHIBIT INDEX

Exhibit   Description

16        Letter regarding
          change in
          certifying accountant